SCHEDULE 14A
                                    (Rule 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934  (Amendment No.    )

          Filed by the registrant  __x__
          Filed by a party other than the registrant
          / /  Preliminary proxy statement
          /x/  Definitive proxy statement
          / /  Definitive additional materials
          / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14A-12

                                   CITICASTERS INC.
                   (Name of Registrant as Specified in Its Charter)

                                   Samuel J. Simon
                      (Name of Person(s) Filing Proxy Statement)

          Payment of filing fee (Check the appropriate box):

                / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 1 4 a - 6(i)(1), or 14a-6(j)(2).
                / / $500 per each party to the controversy pursuant to Exchange Act rule 14a-6(i)(3).
                / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

               (1)     Title  of   each  class   of  securities   to  which
                       transaction applies:

               (2) Aggregate number of securities to which transactions applies:

               (3)     Per  unit   price  or  other  underlying   value  of
                       transaction computed pursuant to Exchange Act rule 0-11: ftnt. 1

               (4)     Proposed maximum aggregate value of transaction:

              _____ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

               (1)     Amount previously paid:

               (2)     Form, schedule or registration statement no.:

               (3)     Filing party:

               (4)     Date filed:


          1. Set forth the amount on which the filing fee is calculated and state how it was determined.

                                   CITICASTERS INC.
                                ONE EAST FOURTH STREET
                              CINCINNATI,  OHIO   45202
                              ___________________________

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             to be held on July 28, 1994
                              __________________________

          To our Shareholders:

               The Annual Meeting of Shareholders of Citicasters Inc. (formerly GREAT AMERICAN COMMUNICATIONS COMPANY) will be held on Thursday, July 28, 1994, at 10:00 a.m., Eastern Time, in The Filson Room of The Cincinnatian Hotel, 601 Vine Street, Cincinnati, Ohio. The meeting will be held for the following purposes:

               1. To elect three Class I Directors to serve for the three year term expiring in 1997 and thereafter until their successors are duly elected and qualified;

               2. To approve the Company's 1993 Stock Option Plan and the reservation of 800,000 shares of Class A Common Stock for issuance thereunder; and

               3. To transact such other business as may properly come before the meeting or any adjournment thereof.

               Only shareholders of record at the close of business on June 20, 1994, are entitled to receive notice of and to vote at the 1994 annual meeting or any adjournments thereof.

               You are cordially invited to be present at the meeting so that you can vote in person. Whether or not you plan to attend the meeting, please date, sign and return the accompanying proxy card in the enclosed, postage-paid envelope. If you do attend the meeting, you may either vote by proxy or revoke your proxy and vote in person. You may also revoke your proxy at any time before the voting by written revocation or by submitting a later-dated proxy card.
                                             Sincerely,

                                             CARL H. LINDNER
                                             ---------------------------
                                             Carl H. Lindner
                                             Chairman of the Board
          Cincinnati, Ohio
          June 24, 1994

                                   Citicasters Inc.


                                   PROXY STATEMENT

                                     INTRODUCTION

               This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Citicasters Inc. (the "Company") to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m., Eastern Time, on July 28, 1994 in the Filson Room at The Cincinnatian Hotel, 601 Vine Street, Cincinnati, Ohio, and at any adjournment thereof.

               Any shareholder who executes the accompanying proxy may revoke it any time before it is exercised by submitting either written notice to the undersigned or a duly executed proxy bearing a later date. Properly executed proxies not revoked will be voted as specified thereon.

               The  Company  will  pay  the  cost  of  soliciting  proxies, including reimbursement of brokerage firms, banks and other nominees for their actual out-of-pocket expenses in forwarding proxy material to beneficial owners of Citicasters Inc. common stock. The approximate date on which this Proxy Statement and the accompanying proxy card were first mailed to shareholders is June 24, 1994.

          RESTRUCTURING

               In November 1993, the Company filed a prepackaged plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code pursuant to which the Company proposed a comprehensive financial restructuring involving itself and certain subsidiaries (the "Restructuring"). Upon consummation of the plan of reorganization on December 28, 1993, among other actions taken, the Company effected a 1-for-300 reverse stock split and issued approximately 11.3 million shares of common stock in exchange for certain pre-reorganization obligations. At that time the Board of Directors was expanded from six to nine members and divided into classes.

          NAME CHANGE

               On June 8, 1994, the Company's name was changed from Great American Communications Company to Citicasters Inc. The action was taken to more clearly identify the Company as a pure broadcaster focused on metropolitan markets following the Company's recently completed comprehensive financial restruc-turing. In order to implement the name change as quickly as possible, the Company obtained the written consent of holders of 52.2% of the Company's outstanding Class A Common Stock and 100% of the Company's outstanding Class B Common Stock and issued an Information

          Statement dated May 18, 1994 notifying shareholders of the name change.

                                VOTING AT THE MEETING

          RECORD DATE; SHARES OUTSTANDING

               Only shareholders of record at the close of business on June 20, 1994 (the "Record Date") are entitled to notice of and to vote at the meeting. On that date there were 10,153,672 shares of Class A Common Stock and 1,163,524 shares of Class B Common Stock outstanding. Except as otherwise provided by law, holders of the Class A Common Stock and the Class B Common Stock vote together as one class on all matters. The holders of Class A Common Stock are entitled to one vote on each matter to be voted on at the meeting for each share of Class A Common Stock held of record by such holder as of the Record Date. The holders of Class B Common Stock are entitled to one vote on each matter to be voted on at the meeting for every five shares of Class B Common Stock held of record by such holder as of the Record Date.

                                PRINCIPAL SHAREHOLDERS

               The following shareholders are the only persons known by the Company to own beneficially 5% or more of its outstanding common stock on the Record Date:

                                                   Amount and Nature of    Percent of
             Name and address of Beneficial Owner  Beneficial Ownership       Class
             ___________________________________   ____________________    __________
             American Financial Corporation            2,202,533 (a)          21.7%
               One East Fourth Street
               Cincinnati, Ohio 45202

             FMR Corp.
               82 Devonshire Street                    1,621,074 (b)          16.0%
               Boston, Massachusetts  02109-3614
             Kemper Financial Services
               120 South LaSalle Street                  772,555               7.6%
               Chicago, Illinois  60603
             Lion Advisors, L.P.
               1301 Avenue of the Americas             1,163,524 (c)          10.3% (c)
               New York, New York  10019
             Carl H. Lindner
               One East Fourth Street                  3,683,001 (d)          36.3%
               Cincinnati, Ohio 45202


            (a)   AFC  and Carl H. Lindner, the beneficial  owner of 40.9% of AFC's common stock and the Chairman of its Board of Directors and its Chief Executive
                  Officer,  share voting and dispositive  power with respect  to shares of common stock owned by AFC.

            (b)   Includes 1,358,310  shares as to which a subsidiary of FMR Corp. acts as an investment advisor with certain rights of disposition but without the right to vote.

            (c)   Assumes  conversion  of the  Class B  Common Stock  into Class  A Common
                  Stock.   Lion Advisors, L.P.  beneficially owns all  1,163,524 shares of
                  Citicasters Class  B Common Stock.   Shares of Class B  Common Stock are
                  convertible  at any  time on  a one-for-one  basis  into Class  A Common
                  Stock, unless  such conversion  would violate applicable  law, including the federal Communications Act of 1934.

            (d)   Includes the  2,202,533 shares of Class  A Common Stock held  by AFC and
                  101,317 shares of Class  A Common Stock held by  a charitable foundation over which Mr. Lindner shares voting and/or dispositive power.

          PROPOSAL NO. 1 - ELECTION OF DIRECTORS

               The Board of Directors is divided into three classes pursuant to provisions contained in the Bylaws of the Company. The Directors of each class serve for a term of three years, with one class elected each year. In all cases, Directors serve until their successors are elected and qualified. The Board of Directors of the Company currently contains eight members, with three nominees in Class I standing for election this year. The Class II Directors, of which there are currently two, will stand for election at the 1995 Annual Meeting of Shareholders. The Class III Directors, of which there are currently three, will stand for election at the 1996 Annual Meeting of Shareholders.

               The Board of Directors has nominated three candidates for election at the Annual Meeting as Directors to serve the three-year term ending in 1997. The nominees have consented to being named in this Proxy Statement and to serve if elected. However, if the nominees should become unable to serve, the Proxies received in response to this solicitation which were voted in favor of such nominees will be voted for the election of such other persons as shall be designated by the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement as candidates for election to the Board of Directors.

               There is currently a vacancy on the Board of Directors created by the resignation of Class II Director Robert Miller in February 1994. The Board of Directors is authorized to fill the vacancy at any time until the 1995 Annual Meeting of Shareholders.

               The following table sets forth certain information with respect to the nominees for election as Directors and each Director whose term does not expire at the 1994 Annual Meeting. (For information with respect to security ownership of Directors, see "Security Ownership of Management".)



            Name                         Class of             Positions with                       Director or
                                         Director      Age     the Company                         Officer Since
            -------------------------    --------      ---    ----------------------------------   -------------
            NOMINEES FOR ELECTION  (term of office expires in 1997)
            ------------------------------------------------------
            Carl H. Lindner               Class I      75    Chairman of the Board                    1994
            John P. Zanotti               Class I      45    Chief Executive Officer,  Director       1992
            Theodore H. Emmerich          Class I      67    Director                                 1989

            (term of office expires in 1995)
            -------------------------------
            S. Craig Lindner             Class II      39    Director                                 1982
            James E. Evans               Class II      48    Director                                 1984

            (term of office expires in 1996)
            -------------------------------
            Randolph L. Booth            Class III     41    Director                                 1993
            Nathan Bilger                Class III     67    Director                                 1993
            Bradley J. Wechsler          Class III     42    Director                                 1993



          NOMINEES FOR ELECTION

               Mr. Carl H. Lindner has been Chairman of the Board of Directors and Chief Executive Officer of American Financial Corporation ("AFC") since AFC was founded over 30 years ago. AFC is a holding company operating through wholly-owned and majority-
          owned  subsidiaries  and  other   companies  in  which  it  holds
          significant  ownership interests.    Mr. Lindner  also serves  as
          Chairman of the Board  of the following publicly  held companies:
          American   Annuity  Group,   Inc.  ("AAG"),   American  Financial
          Enterprises,  Inc. ("AFEI"), American  Premier Underwriters, Inc.
          ("American   Premier"),   Chiquita  Brands   International,  Inc.
          and ("Chiquita"). AFC  owns a  substantial  beneficial  interest
          in all  of  these companies.   Although not a director or officer
          of the Company at the  time of the filing of the prepackaged plan of reorganization under Chapter 11 of the Bankruptcy Code (the "Restructuring"), Mr. Lindner had been Chairman of the Board and
          Chief Executive Officer of Citicasters  prior to 1993.   He was
          appointed  to the position of Chairman of the Board in January 1994.

               Mr. Zanotti has been Chief Executive Officer of Citicasters since December 1992, having previously served as its Executive Vice

          President and the  President and Chief Operating Officer  of
          the Company's wholly-owned subsidiary, Great American Broadcasting Company, since January 1992. Mr. Zanotti had served as President-Television Group of GABC since February 1991. Prior to such time, Mr Zanotti was Publisher of the Arizona Republic and The Phoenix Gazette and Chief Executive Officer and Executive Vice President of Phoenix Newspapers, Inc. from March 1990 to February 1991. Prior to such time, Mr. Zanotti was President and Publisher of The Cincinnati Enquirer. Mr. Zanotti was the Chief Executive Officer of the Company during the Restructuring.

               Mr. Emmerich, prior to his retirement in 1986, was managing partner of the Cincinnati office of Ernst & Whinney, an independent accounting firm (now Ernst & Young). He is also a director of American Premier, Cincinnati Milicron Commercial Corporation, Carillon Fund, Inc., a trustee of Carillon Investment Trust and Gradison Custodian Trust and Gradison & McDonald Municipal Custodial Trust.

               The three nominees receiving the highest number of votes cast will be elected.

               The Board of Directors recommends that shareholders vote FOR the election of these three nominees.

          DIRECTORS WHOSE TERMS EXPIRE IN 1995 AND 1996

               Mr. S. Craig Lindner has served as President and a Director of AAG since March 1993. For more than five years, he has also been Senior Executive Vice President of American Money Management Corporation, a subsidiary of AFC which provides investment management services to AFC and certain of its affiliates. He is also a director of AAG, American Premier, Chiquita, and Spelling Entertainment Group Inc. He is the son of Carl H. Lindner.

               Mr. Evans has served as Vice President and General Counsel of AFC for more than five years. He is also director of AFEI and American Premier.

               Mr. Booth has been a principal of Capital City Advisors, Inc., a consulting firm specializing in mergers, acquisitions and financings since 1993. Prior to such time, Mr. Booth served as the Vice President-Finance and Chief Financial Officer of Turner Broadcasting Systems, Inc. since 1987.

               Mr. Bilger currently acts as a consultant to an estate with substantial real estate and financial holdings and has acted in such capacity since April 1992. Prior to such time, Mr. Bilger was employed in various capacities by entities controlled by such estate since 1988.

               Mr. Wechsler has been, since 1990, the President of Entertainment Finance Services, Inc. and Bedford Capital Advisors, Inc., companies which provide financial and advisory services to media and entertainment companies. Prior to such time, Mr. Wechsler was a partner with Drexel Burnham Lambert Incorporated since 1988. Mr. Wechsler currently is a member of the Board of Directors of Metro-Goldwyn-Meyer Inc.


          PROPOSAL NO. 2 - APPROVAL OF THE 1993 STOCK OPTION PLAN
          -------------------------------------------------------

               In  December  1993,  the  Board  of  Directors  established, subject to approval by the Company's shareholders at this Annual Meeting, the 1993 Stock Option Plan (the "Plan") pursuant to which officers, directors and key employees of Citicasters or any of its subsidiaries will be eligible to receive options to purchase Class A Common Stock. The purpose of the Plan is to provide incentives for its key employees and directors and to aid the Company in attracting, retaining and motivating such employees by providing for or increasing their proprietary interests in the Company. The following is a summary of the Plan, the full text of which is attached hereto as Annex A. The term "employees" in the following discussion is used to refer to officers and directors and other key employees of Citicasters or its subsidiaries.

               The Company's Board of Directors has authorized 800,000 shares of Class A Common Stock for issuance upon the exercise of options under the Plan. Options to purchase a total of 581,000 shares of Class A Common Stock were granted to a total of 31 employees in January 1994. Of these, the following officers of the Company were granted options in the following amounts: Mr. Zanotti, Chief Executive Officer and a nominee for election as a director, 200,000 shares; Mr. Thomas, Executive Vice President and Chief Financial Officer, 30,000 shares; Mr. Mazuk, Vice President, 6,000 shares; and Ms. Wallgren, Vice President, 10,000 shares. As a group, the current executive officers of the Company have been granted options to purchase a total of 258,500 shares under the Plan. As of the Record Date, options to purchase a total of 576,000 shares were outstanding under the Plan, all with an exercise price of $15.00 per share.

               The Plan provides for the granting of options that are incentive stock options under the Internal Revenue Code of 1986 ("Incentive Stock Options") and for those that are not ("Non-Qualified Stock Options"). The major differences between these types of options relate to federal income tax consequences upon exercise or sale. Exercise prices for Non-Qualified Stock Options may be at prices set below or above fair market prices of the Common Stock at the date of grant by a committee of at least two directors appointed to administer the Plan (the "Committee"). Exercise prices for incentive stock options may not be less than 100% of the market value on the date of grant. The exercise price of

          Incentive Stock  Options for persons beneficially owning
          10% or more of the Company's outstanding Common Stock must be at least 110% of market value at the time of grant. On June 20, 1994, the closing sale price of Citicasters' Class A Common Stock in the NASDAQ National Market System was [$18.00] per share.

               The vesting schedule, expiration dates and other terms for all options are determined by the Committee at the time of each particular stock option grant. Options generally become exercisable upon the first anniversary of the date of grant to the extent of twenty percent (20%) of the total shares covered by the option with an additional twenty percent (20%) of the total shares covered by the Option becoming exercisable on each succeeding anniversary. This right of exercise is cumulative and may be exercisable in whole or in part. The term of each option is generally ten years. Incentive stock options may not be granted for terms of more than ten years.

               The directors appointed to the Committee are Messrs. Carl H. Lindner, S. Craig Lindner and Bradley J. Wechsler. Other than members of the Committee, all key employees and directors of the Company and its subsidiaries, (approximately 150 persons) are eligible to be considered for the grant of options.

               Pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directors, certain officers and 10 percent stockholders of the Company are generally liable to the Company for repayment of any "short-swing" profits realized from any non-exempt purchase and sale of common stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security for Section 16(b) purposes. The Plan is designed to comply with Rule 16b-3. Shareholder approval of the Plan is being sought to exempt the grant of options from the operation of Section 16(b) as well as to comply with the rules of NASDAQ.

               Upon the exercise of an option, the underlying shares of Class A Common Stock must be paid for in full, either by check payable to the Company or by delivery of Class A Common Stock having a fair market value equal to the exercise price, or in any combination thereof. The employee must pay to the Company an amount equal to any tax which the Company is required to withhold under any federal, state or local tax laws. Payment of the exercise price or withholding amount may be satisfied with respect to the exercise of any option by making an election to either have the Company withhold from the shares otherwise to be delivered such number of shares of the Company which have a fair market value equal to the exercise price and/or the amount of the withholding requirement or deliver to  the  Company sufficient
          shares of Class A Common Stock having a fair market value equal to the exercise price or the withholding requirement. This election is limited to those employees who are subject to the insider reporting requirements of the Securities Exchange Act of 1934, as amended.

               No  income  is  recognized when  either  type  of  option is granted to the optionholder, but the subsequent tax treatment differs widely. Upon the exercise of a non-qualified option, the excess of the fair market value of the shares on the date of exercise over the option price is ordinary income to the optionholder at the time of the exercise. The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain realized upon a later sale of the shares for an amount in excess of their tax basis will be taxed as capital gain, with the character of the gain (short-term or long-term) depending upon how long the shares were held. The Company is entitled to a tax deduction equal to the amount of the ordinary income recognized by the optionholder in connection with the exercise of a non-qualified stock option.

               No income is recognized by the optionholder upon the exercise of an incentive stock option. The tax basis of the shares acquired will be the exercise price. In order to receive this favorable tax treatment, shares acquired pursuant to the exercise of an incentive stock option may not be disposed of within two years after the date the option was granted nor within one year after the exercise date, whichever is longer. If the shares are sold before the end of the longer of these holding periods, the lesser of (i) the difference between the exercise price and the value of the shares on the date of exercise, or
          (ii) the total gain on the sale, is taxed as ordinary income and the balance, if any, as short-term or long-term capital gain, depending upon how long the shares were held. If these holding periods are met, all gain realized upon a later sale of the shares for an amount in excess of the tax basis will be taxed as capital gain. No deduction is available to the Company in connection with the exercise of incentive stock options if the holding periods discussed above are met.

               Subject to limitations imposed by law, the Board of Directors of Citicasters may amend or terminate the Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the Plan of any rights thereunder without his or her consent. In addition, certain material amendments required stockholder approval to the extent required by Rule 16b-3.

               Approval of the Plan requires the affirmative vote of the majority of the shares voting and abstaining at the meeting in person or by proxy. The Board of Directors recommends that shareholders vote FOR the proposal to approve the Citicasters Inc. 1993 Stock Option Plan.

          ADJOURNMENT AND OTHER MATTERS

               A motion for adjournment or other matters properly brought before the meeting requires the affirmative vote of a majority of the shares represented at the meeting in person or by proxy for approval.

          VOTING OF PROXIES

               Unless a different choice is indicated, a proxy card properly signed by a shareholder will be voted "FOR" the three Directors nominated to be elected at the meeting, and "FOR" approval of the 1993 Stock Option Plan. If authority is not withheld to vote for any or all of the nominees, a signed proxy card will be voted "FOR" the election of the three nominees proposed by the Board of Directors. If any other matters properly come before the meeting or any adjournment thereof, each proxy will be voted in the discretion of the proxies named therein. Abstentions and shares otherwise not voted for any reason, including broker non-votes will have no effect on the outcome of any vote taken at the meeting, except as indicated under Proposal No. 2.

                          INFORMATION CONCERNING MANAGEMENT


               The executive officers of the Company are:

                                                                                OFFICER
            NAME                   AGE         POSITION                          SINCE
            --------------------   ---         --------------------------       -------
            Carl H. Lindner        75          Chairman of the Board              1994



            John P. Zanotti        45          Chief Executive Officer,           1992
                                                 Director

            William T. Baumann     49          Executive Vice President           1990


            Gregory C. Thomas      46          Executive Vice President,          1990
                                                 Chief Financial Officer
                                                 and Treasurer

            Samuel J. Simon        37          General Counsel and Secretary      1990

            Anita L. Wallgren      40          Vice President and                 1990
                                                 Associate General Counsel

            Ronald L. Mazuk        47          Vice President - Tax               1993




               Following are summaries of the business background of the executive officers of the Company. As Messrs. Lindner and Zanotti are directors of the Company nominated for election at this Annual Meeting, their background information is set forth above under "NOMINEES FOR ELECTION."

               William T. Baumann has served as an Executive Vice President since May 1990, and for more than three years prior to such time served as Senior Vice President-Planning and Corporate Development of GABC.

               Gregory C. Thomas was elected Executive Vice President and Chief Financial Officer in May 1990, and for over three years prior to such time served as Senior Vice President and Chief Financial Officer of GABC. Mr. Thomas was appointed Treasurer of GACC in March 1992.

               Samuel J. Simon was appointed General Counsel and Secretary in May 1990 and for more than four years previously served as an attorney in the General Counsel's Office of AFC.

               Anita L. Wallgren was elected Vice President in May 1990, and until such election served as Vice President of GABC since September 1988. In September 1993, she was appointed to the additional position of Associate General Counsel.

               Ronald  L.  Mazuk was  appointed  Vice  President  - Tax  in
          December  1993.    He has  served  as  an  executive in  the  tax
          department of the Company for over five years.



          EXECUTIVE COMPENSATION

               The following table shows, for the fiscal years ending December 31, 1993, 1992 and 1991, the cash compensation paid by Citicasters Inc., as well as certain other compensation paid during or accrued for those years, to each of the executive officers of the Company whose compensation exceeded $100,000.

                              SUMMARY COMPENSATION TABLE

                                                  Annual Compensation        Long-Term
                                                                            Compensation
                                            -----------------------------  --------------
                                                                   Other     Securities
                                                                  Annual     Underlying
                                                                 Compen-      Options
                Name and Principal    Year              Bonus     sation      Granted (4)
                  Position             (1)  Salary ($)  ($) (2)   ($) (3)   (# of Shares)
                --------------------  ----  ----------  --------  -------  --------------
                                      1993  $393,200  $472,500    $6,082             0
                 John P. Zanotti      1992  $335,000  $120,000    $2,580             0
                   Chief Executive
                     Officer

                 William T. Baumann   1993  $208,690   $60,000    $5,862             0
                   Executive Vice     1992  $210,000        $0    $3,520             0
                     President        1991  $209,000   $50,000    $3,520       150,000

                 Gregory C. Thomas    1993  $214,480  $165,000    $5,875             0
                   Executive Vice     1992  $210,000   $20,000    $3,520             0
                     President and    1991  $194,000   $95,000    $3,275       150,000
                     Chief Financial
                     Officer

                 Ronald L. Mazuk      1993  $138,280   $5,000     $4,476             0
                   Vice President
                     - Tax

                 Anita L. Wallgren    1993  $121,200   $12,500    $4,296             0
                   Vice President     1992  $119,000   $10,000    $3,080             0
                     and Associate    1991  $109,000   $10,000    $2,070        60,000
                     General Counsel


            (1)   Compensation information for Mr. Zanotti for 1991 and for  Mr. Mazuk for
                  1992  and 1991  is  omitted from  the  table because  the  two were  not officers of the Company during that period.


            (2)   Includes annual cash  bonuses and, for Messrs. Zanotti and Thomas, stock awards (valued  as of the date  of grant) issued in  connection with the successful completion of the Company's financial restructuring.

            (3)   Includes  compensation  in   the  form  of  group  life   insurance  and
                  contributions to the Thrift Savings Plan.

            (4)   Represents  grants  of  options   to  purchase  the  Company's  pre-1993
                  financial  restructuring  common  stock.    All  of  these  options were
                  cancelled in December 1993 pursuant to the terms of the restructuring.


          SECURITY OWNERSHIP OF MANAGEMENT

               The following table presents information as of May 31, 1994 concerning the Directors of the Company, including the nominees. This table also indicates the beneficial ownership of Class A Common Stock owned by each Director and all Directors and officers of the Company as a group. No Citicasters preferred stock is outstanding.


                                        Amount and Nature
            Name of Beneficial Owner      of Beneficial      Percent of
                                            Ownership          Class
          --------------------------    -----------------    ----------
          Carl H. Lindner                  3,683,001 (a)        36.3%
          John P. Zanotti                     12,503                *
          Theodore H. Emmerich                 1,000                *
          S. Craig Lindner                         0                0
          James E. Evans                      20,000                *
          Randolph L. Booth                        0                0
          Nathan Bilger                            0                0
          Bradley J. Wechsler                      0                0
          All Directors and officers       3,747,983 (a)        36.9%

          * Less than one percent

          (a) Includes 2,202,533 shares of Class A Common Stock held by American Financial Corporation and 101,317 shares of Class A Common Stock held by a charitable foundation over which Mr. Lindner shares voting and/or dispositive power.


          STOCK OPTION GRANTS, EXERCISES AND HOLDINGS

               During 1993, Citicasters made no grants of stock options to executive officers and no stock options were exercised. Pursuant to the financial restructuring, all then outstanding employee stock options were cancelled on December 28, 1993. None of these options were in-the-money at any time during 1993.

          EMPLOYEE BENEFIT PLANS

               Described below are certain employee benefit plans of the Company pursuant to which cash or non-cash compensation was paid, distributed to or accrued for the benefit of its executive officers during the last fiscal year.

          Pension and Savings Plan

               In 1992, Citicasters terminated a non-contributory, defined benefit pension plan of its subsidiary, Great American Broadcasting Company. As a result of the plan termination, all participants in the pension plan as of June 30, 1992 were eligible to receive benefits either in the form of a lump-sum distribution or an annuity. Salary and service beyond June 30, 1992 were not used in calculating participants' benefits. Messrs. Zanotti, Baumann, Thomas and Mazuk and Ms. Wallgren were all participants in the pension plan of GABC terminated in 1992. Pursuant to the termination those persons received distributions in 1993 as follows: Mr. Zanotti - $26,710; Mr. Baumann - $185,889; Mr. Thomas - $150,839; Mr. Mazuk - $84,939; and Ms.
          Wallgren - $25,000. Because of the nature of these payments, they are not included in the Compensation Table.

          Thrift Savings Plan

               The Company has a voluntary defined contribution Thrift Savings Plan that meets the requirements of Section 401(k) of the Internal Revenue Code. This plan provides a means by which employees can increase the income available to them in retirement and gain a current tax benefit for their contributions. Under this plan, employees who so elect may have amounts ranging from 1% to 4% of monthly compensation withheld from their pay and receive a matching contribution from the Company amounting to $.50 for each dollar saved. The Company's matching contribution is limited to $3,000 for each employee per year, which affects only employees earning more than $145,667 per year. Employees are limited by law to a maximum contribution amount each year ($8,994 in 1993). In addition, the Company makes an annual contribution to each employee's account equal to 1% of such employee's annual compensation. By law, the maximum contribution to any employee under that component of the plan during 1993 was $2,358.

               Subject to that limit, employees may contribute up to an additional 11% of base compensation. Such additional amounts are not matched by the Company. Participants are given the right to choose among a number of different investment vehicles selected by the plan committee. Account balances are paid out to employees upon termination of employment, based upon 100% vesting of their personal contributions and the Company's 1% contribution and upon a vesting schedule on the Company's matching contributions of 10% vesting for each of the first four years of service and 20% vesting for each of the next three years of service resulting in 100% vesting upon completion of seven years of service. Amounts contributed by the Company for the calendar year 1993 are included in the compensation table.


          COMPENSATION OF DIRECTORS

               Each Director who is not a salaried officer of Citicasters was paid an annual fee of $12,000 plus $750 for each Board of
          Directors meeting attended in 1993. Directors who are not salaried officers and serve on committees of the Board of
          Directors received an additional fee of $500 per committee meeting attended. Committee chairmen not otherwise compensated for their services to the Company were paid an additional $5,000 annually.


          COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

               Section 16 of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of a registered class of Citicasters' equity securities to file reports of ownership and changes in such ownership. Based on a review of copies of such forms received by it, except as noted below, the Company believes that all of its executive officers, directors and 10% owners complied with the
          Section 16 reporting requirements. Lion Advisors, L.P. filed a Form 3 Insider Report approximately 30 days late.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

               During 1993, executive compensation was determined by the Executive Committee of the Board of Directors, which committee consisted of S. Craig Lindner and John P. Zanotti, Chief Executive Officer of Citicasters Inc. In early 1994, following the financial restructuring, the Board of Directors appointed a compensation committee which will perform these functions in the future.


               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

               During 1993, the Executive Committee reviewed and set the compensation of the Company's executive officers, including those listed in the Compensation Table.

               The factors considered by the Committee when making compensation decisions in 1993 were primarily subjective. In the past, among other factors, the Committee has considered the profitability of the Company and the market value of its stock in addition to evaluating executive performance. During 1993, the primary considerations were instead the Committee's impressions of the ability of the executives to discharge their duties, effectively manage the affairs of the Company and meet the particularly difficult challenges created by the Company's Restructuring.

               The  annual base  salaries  of the  executive officers  were approved  by  the  Committee  at levels  which  it  believes  are appropriate for the respective positions and levels of responsibilities of such officers. These salaries are based upon recommendations made by the chief executive officer, John P. Zanotti. Mr. Zanotti did not participate in the determination of his own compensation.

               The Committee feels  that it  is very important  to be  able attract, retain and draw upon highly skilled management. As such, the Committee also utilizes both annual and special bonuses, which may be in cash or in the Company's common stock, and stock option grants. In its consideration of annual bonus awards, the Committee does not base awards on specific monetary targets or goals, but does strive to compensate the Company's executive officers fairly for their individual efforts and accomplishments. The Committee believes that this practice, although somewhat subjective, also serves to motivate the Company's executives to even greater achievements in the near term.

               In 1993, the Committee also awarded "special" bonuses to Messrs. Zanotti and Thomas relating to their efforts in connection with the Restructuring. These amounts are included in the Compensation Table, and were made because of the extraordinary efforts put forth in connection with the Company's normal operating activities as well as the successful completion of the Company's financial reorganization.

               Stock options also represent  a performance-based portion of the Company's compensation system. The Company believes that shareholders' interests are well served by aligning the executives' interest with those of shareholders by the grant of stock options. The Company believes that these features provide an optionee with substantial incentives to maximize the Company's long-term success. While no options were granted in 1993 pending completion of the Restructuring, several of the executives named in the Compensation Table were granted options in January 1994 under the 1993 Stock Option Plan.

               The Committee believes that  Mr. Zanotti's annual salary and bonus compensation is commensurate with the duties of his office as the Company's chief executive officer. While his total compensation increased in the last year, a difficult one for the Company from a financial point of view, this is due primarily to the additional responsibilities brought about by these difficulties as well as the demands caused by the Restructuring and the improved performance of the Company's radio and television groups. The Committee believes that Mr. Zanotti fully and effectively discharged the increased responsibilities of his position with Citicasters to the Company's substantial benefit.

               The Committee uses substantially the same criteria to evaluate the performance of the other executive officers as it uses for the chief executive officer, except that it weighs heavily the recommendations of the chief executive officer. The
          Committee weighed the significance of the current contributions of the executives as well as the challenges and responsibilities which they faced. Upon considering the duties and performance of the other executive officers of the Company, the Committee concluded that they also fully and effectively discharged the increased responsibilities of their positions with Citicasters to the Company's substantial benefit.


                                             S. Craig Lindner
                                             John P. Zanotti

          PERFORMANCE GRAPH

               The   following  graph   compares   the   cumulative   total
          shareholder  return  on  the Company's  pre-restructuring  common stock (shown as "GACC") with the cumulative total return of the Standard & Poor's ("S&P") 500 Stock Index and the S&P Broadcast Media Index ("Broadcasting Index") from the end of 1988 to the end of 1993. As the Company completed its comprehensive financial restructuring on December 28, 1993, the graph does not contain a return on Citicasters' current Class A Common Stock.


                                    PERFORMANCE GRAPH

                                  1988       1989      1990     1991      1992      1993
                                  -----      -----     -----    -----     -----     -----
            GACC Common Stock     100.0       98.8      19.4      9.2       2.8       0.5

            Broadcasting Index    100.0      139.6     118.2    127.0     154.8     216.3

            S&P Index             100.0      115.2     127.6    166.5     179.2     197.2


                Assumes  $100 invested on December  31, 1988 in  GACC's common stock,  the  S&P  500  Stock  and  the Broadcasting  Index,  including reinvestment of dividends.

          BOARD AND BOARD COMMITTEE ACTIONS

             The Board held five meetings during 1993 and took action by unanimous written consent on four occasions. Each of the incumbent directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served in 1993.

             During 1993, Messrs. S. Craig Lindner and John P. Zanotti served as the Executive Committee members. The Executive Committee is authorized, under Florida law and the Company's Bylaws, to perform substantially all of the functions of the Board of Directors. The

          Executive Committee took formal written action on one occasion during 1993.

             During 1993, the Audit Committee consisted of Messrs. Emmerich and former director George E. Castrucci, neither of whom was an officer of the Company or its subsidiaries. The Audit Committee had two meetings in 1993. The Committee's functions include reviewing with the independent auditors the plans and results of the audit engagement of the Company and reviewing the scope and results of the procedures for internal auditing.

             The Company does not have a Nominating Committee.

          CERTAIN TRANSACTIONS

             Citicasters Inc. has had and expects to continue to have transactions with its directors, officers, principal shareholders, their affiliates and members of their families. The terms of these transactions are comparable to those which would apply to unrelated parties.

             The Company purchases substantially all of its property and casualty insurance coverage through certain subsidiaries of AFC. During 1993, Citicasters paid insurance premiums of approximately $1.6 million to insurance agencies then controlled by AFC. Of such premiums, approximately $1.25 million were ultimately remitted to AFC insurance company subsidiaries.

             Citicasters leases its  corporate headquarters from AFC  under
          a  five year  lease, which  commenced in  November 1989.   During
          1993, Citicasters paid $260,000 to AFC under the lease.

             AFC provided certain legal, investment, accounting, tax, financial and office services to Citicasters. During 1993, Citicasters and its subsidiaries were charged $90,000 by AFC for these services.

             Citicasters estimates that the following affiliates of AFC and entities in which AFC or Carl H. Lindners' immediate family members have or had substantial holdings paid in the aggregate approximately $570,000 in radio and television advertising fees to Citicasters during 1993: Chiquita, The Provident Bank, United Dairy Farmers, Inc. (principally owned by Robert D. Lindner, brother of Carl H. Lindner) and Thriftway, Inc. (principally owned by Richard E. Lindner, brother of Carl H. Lindner).

             Citicasters utilizes the services of Provident Travel Corporation, an AFC subsidiary travel agency, to facilitate business travel by Company employees. In 1993, Citicasters had approximately $618,000 of bookings through this agency, all on terms and conditions customarily offered by commercial travel agencies in the area.

             From time to time, AFC advanced funds to Citicasters and its subsidiaries on an unsecured basis. The highest balance under such advances during 1993 was approximately $882,000. Pursuant to the Restructuring, the balance was extinguished on December 28, 1993.

             During 1993, Citicasters had outstanding a line of credit from AFC. The highest balance under the line during 1993 was $42,500,000. Pursuant to the Restructuring, the balance on the line of credit was exchanged for 75,000 shares of Class A Common Stock.

             Pursuant to the Restructuring, Citicasters effected a 1-for-300 reverse stock split pursuant to which each share of Citicasters Common Stock held by AFC became 1/300th of a share of Class A Common Stock. In addition, AFC received 1,453,978 shares of Class A Common Stock in exchange for certain debt securities of Citicasters; 673,555 shares of Class A Common Stock in exchange for preferred stock of a subsidiary of Citicasters; 75,000 shares of Class A Common Stock in exchange for the line of credit; and 94,837 shares by an AFC purchase made as a result of a required capital contribution to Citicasters. Pursuant to this capital contribution undertaking, AFC purchased the 94,837 shares of Class A Common Stock for $12.24 per share and approximately $6.4 million principal amount of Citicasters 14% Notes and accrued interest for approximately $7.95 million in cash.



                                 INDEPENDENT AUDITORS


             The accounting firm of Ernst & Young served as the Company's independent auditors for 1993. One or more representatives of that firm will attend the Annual Meeting and will be given the opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders. No auditor has yet been selected for the current year, since it is the practice of Citicasters Inc. not to select independent auditors prior to the Annual Meeting of Shareholders.



                                SHAREHOLDER PROPOSALS


             If a shareholder desires to have a proposal included in the proxy statement for the 1995 Annual Meeting, such proposal must be received by Citicasters' Secretary at the office of the Company before January 1, 1995.

                                    MISCELLANEOUS

          Citicasters will send upon written request, without charge, a copy of the Company's current annual report on Form 10-K to any shareholder who writes to Citicasters Inc., Finance Department, One East Fourth Street, Cincinnati, Ohio 45202.

          The management of Citicasters knows of no other matters to be presented at the meeting other than those mentioned in the notice. If any other matter should be presented at the meeting or any adjournment thereof upon which a vote properly may be taken, it is intended that shares represented by proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting said shares.

                                  By order of the Board of Directors

                                  Samuel J. Simon
                                    Secretary

                                                                    ANNEX A


                                   CITICASTERS INC.
                                1993 Stock Option Plan


               Section I. Purpose. The purpose of the Plan is to promote the interests of the Company and its shareholders by providing a means for selected Key Employees of the Company and its Subsidiaries to acquire a proprietary interest in the Company, thereby strengthening the Company's ability to attract capable management personnel and providing an inducement for Key
          Employees to remain in the employ of the Company or its subsidiaries and to perform at their maximum levels. It is intended that Options granted pursuant to this Plan may constitute Incentive Stock Options or Nonqualified Stock Options, as hereinafter set forth.

               Section II. Definitions.      Unless  the   context  clearly
          indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth below:

                    A. "Board"  shall mean  the Board  of Directors  of the
               Company.

                    B. "Code" shall mean the Internal Revenue Code of 1986,
               as it may be amended from time to time.

                    C. "Committee" shall mean the Compensation Committee of
               the Board, appointed by the Board to administer the Plan and perform the functions set forth in Section 3 of this Plan.

                    D. "Common Stock" shall mean  the Class A Common Stock,
               par value $.01 per share, of the Company, and any other stock or securities resulting from the adjustment thereof or substitution therefor as described in Section 12 of this Plan.

                    E. "Company"  shall  mean Citicasters  Inc.,  a Florida
               corporation.

                    F. "Fair Market Value" with respect to the Common Stock
               as of any date shall mean 1. in the event the Common Stock is listed on a national securities exchange, the closing price as reported for composite transactions on that date, or, if no sales occurred on that date, then the closing price on the next preceding date on which such sales of Common Stock occurred; 2. in the event the Common Stock is not listed on a national securities exchange, the mean between the high bid and low asked prices reported for shares of Common Stock traded over-the-counter on that date, or, if no bid and asked prices were reported on that date, then the mean between the high bid and low asked prices on the next preceding date on which such prices were reported; or 3. in the event there are no over-the-counter prices for the Common Stock and it is not listed on a national securities exchange, the fair market value as determined by the Committee in its discretion.

                    G. "Incentive   Stock  Option"  shall  mean  an  Option
               granted
               under the Plan and designated as such by the Committee which meets the requirements of Section 422A of the Code.

                    H. "Key  Employee"  shall  mean  a   regular  employee,
               whether or not a director of the Company or a Subsidiary, who is an officer or holds a managerial or other key position as determined by the Committee, and who, in the judgment of the Committee, has demonstrated a capacity for making a substantial contribution to the success of the business of the Company or a Subsidiary. A director of Citicasters who is not a Key Employee described in the previous sentence shall also be eligible with respect to the grant of Non-qualified Stock Options.

                    I. "Nonqualified  Stock Option"  shall  mean an  Option
               granted under the Plan other than an Incentive Stock Option.

                    J. "Option" shall mean,  unless otherwise  specifically
               limited under any provision of this Plan, both an Incentive Stock Option and a Nonqualified Stock Option granted pursuant to this Plan.

                    K. "Option Price" shall mean  the price at which Common
               Stock  may be  purchased  under an  Option,  as provided  in
               Section 7.(e) of this Plan.

                    L. "Optionee"  shall mean  a  Key  Employee granted  an
               Option under the Plan.

                    M. "Parent" shall mean  any corporation which qualifies
               as a parent corporation of the Company within the meaning of
               Section 425(e) of the Code.

                    N. "Plan" shall mean the Great  American Communications
               Company 1993 Stock Option Plan.

                    O. "Stock  Option  Agreement"  shall  mean  the written
               agreement between an Optionee and the Company evidencing the grant of an Option and setting forth the terms and conditions of the grant.

                    P. "Subsidiary"  shall  mean   any  corporation   which
               qualifies as a subsidiary corporation of the Company within the meaning of Section 425(f) of the Code.

               Section III.    Administration of the Plan.

                    A. Committee.   The Plan  shall be administered  by the
               Committee which shall include not less than two members of the Board who are "disinterested persons" as defined in Rule 16b-3(d)(3) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The members of the Committee shall serve at the pleasure of the Board, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee shall be filled by action of the Board.

                    B. Duties and  Powers of the Committee.   The Committee
               shall have the full power and authority, but subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority 1. to grant Options which have received any requisite approval of the Board and to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; 2. to determine the employees to whom, and the time or times at which, Options shall be granted; 3. to determine the number of shares of Common Stock to be covered by each Option; 4. to determine the Option Price of Common Stock subject to an Option; 5. to determine the duration of the exercise period of Options and the time or times at which Options may be exercised and the extent of exercisability of Options; 6. to determine the terms and provisions of Stock Option Agreements (which need not be identical) entered into in connection with Options granted under the Plan, including such terms and provisions as shall in the judgment of the Committee be necessary or advisable in order to conform to any applicable laws or regulations, as the same may be amended from time to time; and 7. to make all other determinations necessary or advisable for the administration of the Plan.

                    Subject  to the  express  provisions of  the Plan,  the
               Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Stock Option Agreement in such manner and to the extent it shall determine in order to carry out the purposes of the Plan.

               The Committee shall have full power and authority to construe and interpret the Plan and the respective Stock Option Agreements and to establish, amend or rescind such rules, regulations and procedures as the Committee deems necessary or appropriate for the proper administration of the Plan.

               The determinations of the Committee on the foregoing matters and any other matters arising in connection with the construction, administration, interpretation and effect of the Plan and of the Committee's rules and regulations thereunder shall (except as otherwise specifically provided in the Plan) be final, binding and conclusive.

                    C. Committee  Meetings and Actions.   The Committee may
               select one of its members as Chairman. The Committee shall hold its meetings at such times and places as it shall determine. All decisions and determinations of the Committee shall be made by not less than the affirmative vote of a majority of its members. Actions may be taken by the Committee at a duly conveyed meeting (including a meeting by telephone conference call) or by unanimous written consent.

               Section IV. Eligibility. Options under the Plan may be granted only to Key Employees of the Company and its Subsidiaries. A director of the Company who is not also a Key Employee shall only be eligible to receive a Non-qualified Option under this Plan.

          More than one Option may be granted to the same
          Optionee and be outstanding concurrently hereunder.

               Section V.  Shares Subject to the Plan.

                    A. Aggregate Number of Shares Available.      Subject
               to the adjustments provided for in Section 12 of this Plan, the aggregate number of shares of Common Stock for which Options may be granted under the Plan shall be 800,000 shares. Shares delivered by the Company pursuant to exercises of Options may be authorized but unissued shares of Common Stock, issued shares of Common Stock which have been reacquired by the Company, or a combination thereof, as the Board or the Committee shall from time to time determine.

                    B. Effect of Expiration of Options.      In  the  event
               that any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full, the shares of Common Stock subject to but not issued under such Option shall again be available for the granting of Options under the Plan.

                    C. Effect  of Exercises.  If  all or any  portion of an
               Option is exercised, the shares with respect to which such Option is exercised, shall not thereafter be available for the granting of other Options under the Plan.

               Section VI. Stock Option Agreements. Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Company and the Optionee, containing such terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions, among others, as may be necessary in the opinion of the Committee to qualify them as an incentive stock option under the Code.

               Section VII. Terms and Conditions of Options. Each Option granted under the Plan shall comply with and be subject to the following terms and conditions, as well as such other terms and conditions as may be determined by the Committee and specified in the related Stock Option Agreement:

                    A. Number of Shares.   The number  of shares of  Common
               Stock to which an Option relates shall be determined by the Committee and specified in the related Stock Option Agreement.

                    B. Type of  Option.  Each Stock  Option Agreement shall
               specify the type of Option granted and evidenced thereby, i.e., whether the Option is an Incentive Stock Option or a Nonqualified Stock Option.

                    C. Date of Grant; Exercise Period. The date of grant of
               any Option shall be the date on which the Committee shall award the Option (or the earlier date, if applicable, that the Board specifically approves such grant) if an immediate grant of such Option is contemplated, or the date contemplated as the date of grant if the Committee imposes a condition on the granting of such Option. Options granted under the Plan shall  be  for  such  periods  as  may  be
               determined by the Committee and set forth in the related Stock Option Agreements, subject to the provisions of
               Section 9 hereof regarding early termination upon the occurrence of certain events and subject to the further provisions of this paragraph 7.(c). The exercise period of an Incentive Stock Option shall not exceed ten (10) years from the date of grant of such Option.

                    D. Vesting  of   Options.    Subject  to   the  further
               provisions of this paragraph regarding Incentive Stock Options and unless otherwise recommended to the Committee by the Board, all Options shall become exercisable upon the first anniversary of the Date of Grant to the extent of Twenty Percent (20%) of the total shares covered by the Option with an additional Twenty Percent (20%) of the total shares covered by the Option becoming exercisable on each succeeding anniversary. This right of exercise shall be cumulative and shall be exercisable in whole or in part.

                    E. Option Price.   The Option  Price per  share of  the
               Common Stock subject to an Option granted under the Plan shall be determined by the Committee at the time the Option is granted, and shall be subject to the following conditions:

                       1.  Nonqualified  Stock  Options  - The  Option
                    Price per share of Common Stock subject to a Nonqualified Stock Option may be less than the Fair Market Value per share of the Common Stock on the date of grant, but shall not be less than the par value per share of Common Stock.

                       2. Incentive Stock Options - The Option Price per share of Common Stock subject to an Incentive Stock Option shall not be less than the greater of
                    (a) 100% of the Fair Market Value per share of the Common Stock on the date of grant, or (b) the par value per share of the Common Stock.

               Section VIII.   Method of Exercise; Payment of Option Price

                    A. Method of Exercise.  An  Option may be exercised  as
               to any or all full shares of Common Stock as to which the Option has become exercisable in accordance with the terms of the related Stock Option Agreement and the provisions of this Plan by delivering to the Company written notice of such exercise in the manner hereinafter specified in Section 17, provided, however, that an Option may not be exercised at any one time as to less than 1,000 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 1,000 shares). Such written notice shall specify the number of shares of Common Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price for such shares. The date of exercise of an Option or portion thereof shall be the date of receipt by the Company of such written notice as determined in accordance with the provisions of Section 17 of the Plan.

                    B. Payment  of  Option  Price.     Payment  for  shares
               purchased upon exercise of an Option may be made

                       1. in cash (including a check, bank draft or money order), or

                       2. with the approval of the Committee, by delivering to the Company shares of Common Stock already owned by the Optionee ("Previously Held Shares") having a Fair Market Value (determined as of the day preceding the date on which the Option is exercised) equal to the cash Option Price of the shares of Common Stock as to which the Option is being exercised, or

                       3.  with  the   approval  of  the  Committee,  by  a
                    combination of the methods described in (i) and (ii) above, or

                       4. with the approval of the Committee, by any other method or in any other form authorized by the Committee and reflected in the related Stock Option Agreement or in any written notice relative thereto as may be from time to time delivered by the Committee to the Optionee.

               Section IX. Death,  Disability  or   Other  Termination   of
                           Employment

                    A. Death.  In the  event an Optionee dies (i)  while in
               the employ of the Company or a Subsidiary or (ii) within three (3) months of the termination of such employment (other than termination for cause or voluntary termination without the consent of the Company or the Subsidiary, as the case may be), his Option may be exercised, solely to the extent that the Optionee was entitled to exercise the Option at the date of his death or, if earlier, the date of his termination, by the person or persons to whom such Optionee's rights under the Option shall pass by will or the laws of descent and distribution, at any time or from time to time within one (1) year after the date of Optionee's death or prior to the expiration of the period for which the Option was granted, whichever is the shorter period.

                    B. Disability.   In the event an  Optionee's employment
               by the Company or a Subsidiary is terminated because of the Optionee's permanent disability, the Optionee may exercise his Option, solely to the extent that he was entitled to do so at the date of termination of his employment, at any time or from time to time within one (1) year after the date of such termination of employment or prior to the expiration of the period for which the Option was granted, whichever is the shorter period.

                    C. Other Termination  of Employment.  In  the event the
               Optionee's employment by the Company or a Subsidiary is terminated other than by death or permanent disability as provided by paragraphs (a) and (b), respectively, of this
               Section 9 and other than for cause or by the voluntary action of the Optionee without the consent of the Company or

               Subsidiary employing the Optionee, the Optionee may exercise his Option, solely to the extent that he was entitled to do so at the date of termination of his employment, at any time or from time to time within ninety (90) days after the date of such termination of employment or prior to the expiration of the period for which the Option was granted, whichever is the shorter period. In the event the Optionee's employment by the Company or a Subsidiary is terminated for cause or by the voluntary action of the Optionee without the consent of the Company or Subsidiary employing the Optionee, his Option shall terminate at the date of termination of his employment.

                    D. Failure to Exercise.  To the extent an Option or any
               portion thereof is not exercised within the limited period provided in paragraphs (a), (b) or (c) of this Section 9, whichever is applicable, all rights pursuant to such Option will cease and terminate at the expiration of such period.

                    E. Matters Relating to Termination  of Employment.  The
               Committee in its absolute discretion shall determine the effect of all matters and questions relating to the termination of employment of an Optionee, including, but not limited to, questions as to whether a termination of employment resulted from permanent disability or was voluntary or involuntary on the part of the Optionee and questions of whether particular leaves of absence constitute terminations employment.

               Section X. Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee in its discretion may modify, extend, or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options hereunder in substitution therefor. Notwithstanding the foregoing, however, no modification (other than adjustments as provided by Section 12 hereof) of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted to such Optionee.

               If the terms of an Incentive Stock Option are "modified, extended or renewed" within the meaning of Section 424(h) of the Code and interpretations thereunder, such modification, extension or renewal shall be considered the granting of a new Incentive Stock Option.

               Section XI. Withholding Taxes. The Company shall be entitled to require, as a condition to its delivery of shares of Common Stock upon the exercise of an Option that the Optionee pay to the Company an amount sufficient to satisfy all present or estimated future federal, state and local withholding tax requirements related thereto.

               Subject to the further provisions of this Section 11 and to the disapproval of the Committee, an Optionee may elect to satisfy applicable withholding tax liabilities by 1. having the Company withhold from the shares of Common Stock otherwise issuable to the Optionee upon his exercise of an Option that number of shares of

          Common Stock having a Fair Market Value on the day preceding the date of such exercise sufficient to satisfy the amount of such tax liabilities or 2. delivering to the Company that number of Previously Held Shares having a Fair
          Market Value on the day preceding the date of such exercise sufficient to satisfy the amount of such tax liabilities. Any such election will be irrevocable and must be made prior to the date the Option exercise becomes taxable. In addition, if the Optionee is a director or an officer of the Company within the meaning of Section 16(b) of the 1934 Act, such election may not be made within six months of the grant of the Option (except that this limitation will not apply in the event of the death or disability of the Optionee prior to the expiration of the six-month period), and such election shall be made either in the ten-day "window period" following the release of the Company's quarterly or annual summary earnings statement as provided by Rule 16b-3(e)(iii) under the 1934 Act, or at least six months prior to the date the Option exercise becomes taxable.

               The Company intends that this Section 11 shall comply with the requirements of Rule 16b-3 under the 1934 Act, as the same may be interpreted or amended from time to time during the term of the Plan. Should any provision of this Section 11 not be necessary to comply with the requirements of the Rule or should any additional provisions be necessary for this Section 11 to so comply, the Committee may amend the Plan to add to or modify the provisions of the Plan accordingly.

               Section XII. Adjustments Upon Changes in Capitalization. The total number and character of shares available for Options under the Plan, the number and character of shares subject to outstanding Options and the Option Price shall be appropriately adjusted by the Committee in the event of any change in the number or character of outstanding shares of Common Stock resulting from a stock dividend, subdivision or combination of shares, or reclassification. In the event of a merger or consolidation of the Company or a tender offer for shares of Common Stock, the Committee may make such adjustments with respect to Options under the Plan and take such other actions as it deems necessary or appropriate to reflect, or in anticipation of, such merger, consolidation or tender offer, including, without limitation, the substitution of new Options, the termination or adjustment of outstanding Options, the acceleration of Options, or the removal of limitations or restrictions on outstanding Options.

               Section XIII. Nontransferability. No Option granted under the Plan shall be transferable by an Optionee otherwise then by will or by the laws of descent and distribution, and an Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

               Section XIV. No Right to Continued Employment. Nothing in this Plan or in any Option granted hereunder shall confer upon an Optionee any right to continue in the employ of the Company or a Subsidiary nor interfere or affect in any way the right of the Company or a Subsidiary to terminate an Optionee's employment at any time for any reason.

               Section XV. Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares of Common Stock subject to his Option until the date of issuance to him of a stock certificate or certificates for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 12 hereof.

                Section XVI. Compliance with Law and Other Conditions. The obligation of the Company to issue or deliver shares of Common Stock upon the exercise of Options shall be subject to all applicable laws, regulations, rules and approvals of applicable
          governmental  and regulatory  authorities.   Notwithstanding  any
          other provisions of this Plan or any Stock Option Agreements, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of an Option prior to the fulfillment of the following conditions:

                    A. The listing, or approval for listing upon notice of issuance, of such shares on any securities exchange on which the Common Stock is then listed;

                    B.  The  registration  or  other qualification  of such
               shares under any state or federal securities law or regulation which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

                    C. The obtaining of any other consent, approval, permit or other clearance from any state or federal governmental or regulatory agency which the Committee shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.

               With respect to Options granted to any Optionee who is an officer of the Company or is otherwise subject to Section 16 of the 1934 Act, the Committee may, in its absolute discretion at the time of the granting of an Option or the exercise thereof, make such provisions as may be necessary to assure compliance with Rule 16b-3 under the 1934 Act.

               Section XVII. Notices. Whenever any notice is required or permitted to be given under the Plan or any Stock Option
          Agreement, such notice must be in writing and personally delivered or sent by courier or by mail. Any such notice shall be deemed effectively given or delivered upon personal deliver or twenty-four hours after delivery to a courier service which guarantees overnight delivery or five (5) days after deposit with the U.S. Post Office, by registered or certified mail, return receipt requested, postage prepaid, addressed to the person who is to receive such notice at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Optionee shall specify as its or his address for receiving notices the address set forth in the Stock Option Agreement pertaining to the shares of Common Stock to which such notice relates.

               Section XVIII. Amendment, Suspension or Termination of the Plan. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee; provided, however, that except as expressly authorized by the Plan, the Board shall not, without the approval of the holders of a majority of the outstanding shares of the Company's stock entitled to vote thereon, effect any change to the Plan if such change would cause the Plan to cease to satisfy any applicable conditions of Rule 16b-3.

          Further, no such amendment, suspension or termination, other than adjustments for changes in capitalization as provided in
          Section 12 hereof, shall adversely affect or impair any outstanding Option without the written consent of the Optionee affected thereby.

               Section XIX.    Effective Date; Duration.

                    A. Effective Date. The Plan shall become effective upon the date of its adoption by the Board provided that, within twelve months after the date the Plan is adopted by the Board, the Plan is approved and adopted by the holders of a majority of the outstanding shares of stock of the Company entitled to vote thereon. If the Plan shall not be subsequently approved and adopted by the shareholders of the Company as specified herein, the Plan and all Options granted hereunder shall be null and void and any obligation pursuant to the subsequent exercise of any Option previously granted shall not be binding upon the Company. To the extent an Optionee has already purchased and paid for any shares received under the Plan, the Optionee may retain the ownership of said shares; however, the prior exercise of said Option shall not constitute the exercise of an Incentive Stock Option.

                    B. Duration. Unless earlier terminated by the Board or the Committee pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of its effective date as hereinbefore specified. No Options shall be granted under the Plan after such termination date.

                                   CITICASTERS INC.
                                Proxy for Annual Meeting

                Registration Name and Address

                                                                          P
                                                                          R
                                                                          O
                                                                          X
                                                                          Y


                The undersigned hereby appoints Gregory C. Thomas and Samuel
                J. Simon, or either of them, proxies of the undersigned, each with the power of substitution, to vote cumulatively or other-wise all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Citicasters Inc. to be held July 28, 1994 at 10:00 a.m., local time, as specified below on the matters described in the Company's Proxy Statement and IN THEIR DISCRECTION WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS:

                 1.  Proposal to elect the three nominess listed below:

                     /  /  FOR AUTHORITY to elect      /  /  WITHHOLD AUTHORITY
                           the nominees listed below         to vote for all
                           (except those whose names         nominees listed
                           have been crossed out)            below

                     Carl H. Lindner    John P. Zanotti    Theodore H. Emmerich

                 2. Proposal to approve the Citicasters Inc. 1993 Stock Option Plan.

                     /  /  For             /  /  Against         /  /  Abstain

                 3. In their discrection, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


                 Dated: _____________, 1994   Signature: ____________________

                                              Signature: ____________________
                                              (if held jointly)
                                              (Important:   Please sign exactly
                                              as name appears hereon indicating,
                                              where proper, official position or
                                              representative capacity.  In the
                                              case of joint holders, all should
                                              sign.)

              This proxy when properly executed will be voted in the manner indicated herein by the above signed shareholder. If no direction is made, this proxy will be voted FOR each Proposal. To vote your shares, please mark, sign, date and return this proxy form using the enclosed envelope.

                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
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